UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2012

TF FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-24168	74-2705050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Penns Trail, Newtown, Pennsylvania	18940
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (215) 579-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TF FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On July 26, 2012, the Registrant issued a press release to announce earnings.  The press release incorrectly stated the dollar amount of mortgage loans originated for sale during the quarters ended June 30, 2012 and 2011.  Also, on July 26, 2012, the Registrant issued a revised press release to correct the dollar amounts of mortgage loans originated for sale during the quarters ended June 30, 2012 and 2011, respectively. Mortgage loans originated for sale during the quarter ended June 30, 2012, were $10.9 million, as compared to $2.6 million during the quarter ended June 30, 2011. A copy of the revised press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1 – Press Release dated July 26, 2012 (as revised)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TF FINANCIAL CORPORATION

Date:	July 26, 2012	By:	/s/ Kent C. Lufkin
Kent C. Lufkin
President and Chief Executive Officer (Duly Authorized Representative)